EXHIBIT 99

EMC Insurance Group Inc. Announces 2015
Fourth Quarter and Year-End Earnings Call
and Access Information

DES MOINES, Iowa (January 12, 2016) - EMC Insurance Group Inc. (NASDAQ OMX/GS:EMCI) (the “Company”), today announced that 2015 fourth quarter and year-end earnings results will be released before the market opens on Friday, February 12, 2016. An earnings call will be held at noon Eastern time on that date to provide securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s 2015 fourth quarter and year-end earnings results, as well as its expectations for 2016.

Teleconference:
Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054).

Webcast:
The teleconference is being webcast and can be accessed live and for replay on the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until May 12, 2016.

Transcript:
A transcript of the teleconference will be available on the Company’s website soon after the completion of the teleconference.

About EMCI
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.